UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant  ☒        Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to section 240.14a-12

Packaging Corporation of America

(Name of Registrant as Specified in Its Charter)

Registrant

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Online Go to www.envisionreports.com/PKG or scan the QR code – login details are located in the shaded bar below.
Votes submitted electronically must be received by 8:30am, Central Time, on May 8, 2024.

Important Notice Regarding the Availability of Proxy Materials for the

Packaging Corporation of America Annual Meeting of Shareholers to be Held on May 8, 2024

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting of shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Notice of the 2024 Annual Meeting of Shareholders, Proxy Statement and 2023 Annual Report are available at:

www.envisionreports.com/PKG

Easy Online Access – View your proxy materials and vote.
Step 1:	Go to www.envisionreports.com/PKG.
Step 2:	Click on Cast Your Vote or Request Materials.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 26, 2024 to facilitate timely delivery.

	2 N O T	C O Y	+
03XY5B

Annual Meeting Notice

Packaging Corporation of America’s Annual Meeting of Shareholders will be held on Wednesday, May 8, 2024 at Packaging Corporation of America Corporate Office, 1 N. Field Court, Lake Forest, Illinois, 60045 at 8:30 a.m. local time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommend a vote FOR all nominees, FOR Proposals 2, 3 and 4 and AGAINST Proposal 5:

1.	Election of Directors:

01 - Cheryl K. Beebe

02 - Duane C. Farrington

03 - Karen E. Gowland

04 - Donna A. Harman

05 - Mark W. Kowlzan

06 - Robert C. Lyons

07 - Thomas P. Maurer

08 - Samuel M. Mencoff

09 - Roger B. Porter

10 - Thomas S. Souleles

11 - Paul T. Stecko

2.	Proposal to ratify appointment of KPMG LLP as our auditors.
3.	Proposal to approve the Amended and Restated 1999 Long-Term Equity Incentive Plan.
4.	Proposal to approve our executive compensation.
5.	Proposal to amend the Director Election Resignation Bylaw.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.
– Internet – Go to www.envisionreports.com/PKG. Click Cast Your Vote or Request Materials.
– Phone – Call us free of charge at 1-866-641-4276.

–   Email – Send an email to investorvote@computershare.com with “Proxy Materials Packaging Corporation of America” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by April 26, 2024.